UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2009

Pharma-Bio Serv, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50956	20-0653570
(Commission File Number)	(I.R.S. Employer Identification No.)

Industrial Zone Lot 14, Barrio Higuillar, Dorado, Puerto Rico	00646
(Address of Principal Executive Offices)	(Zip Code)

(787) 278-2709
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

On January 23, 2009, the board of directors of Pharma-Bio Serv, Inc. (the “Company”) authorized the extension of the expiration date of the common stock purchase warrants described below by twelve months from the expiration date identified on the respective warrant.  This extension of the expiration date will apply to all of the outstanding warrants issued pursuant to, and subject to the terms and conditions of, those certain Series C Common Stock Purchase Warrants of the Company, dated as of January 25, 2006, and which were set to expire on January 24, 2009.  In total, this extension of the expiration date of the common stock purchase warrants identified above will apply to an aggregate of 973,225 warrants.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

4.1	Form of First Amendment to Series C Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2009	PHARMA-BIO SERV, INC.

/s/ Elizabeth Plaza
Elizabeth Plaza,
Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description

4.1	Form of First Amendment to Series C Common Stock Purchase Warrant.